UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	83-0423116
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to purchase Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which the form relates:      333-147185         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.            Description of Registrant’s Securities to be Registered.

A description of the rights to purchase common stock, par value $0.001 per share (the “Rights”), to be registered hereunder is contained in the section entitled “Description of Securities—Subscription Rights” in Gladstone Investment Corporation’s (the “Registrant’s”) Registration Statement on Form N-2 (File No. 333-147185) filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2007 (the “Registration Statement”), including all amendments thereto, and is incorporated herein by reference, and the description contained in the section entitled “The Rights Offering” included in the form of final prospectus subsequently filed with the Commission on March 31, 2008, pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

Item 2.            Exhibits.

(a)   Amended and Restated Certificate of Incorporation incorporated by reference to Exhibit a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-123699), filed May 13, 2005.

(b) Amended and Restated Bylaws, incorporated by reference to Exhibit b.2 to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

(c) Specimen Stock Certificate, incorporated by reference to Exhibit 99.d to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

(d) Dividend Reinvestment Plan, incorporated by reference to Exhibit 99.e to Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-123699), filed June 21, 2005.

(e) First Amendment to Amended and Restated Bylaws, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K, filed July 10, 2007.

(f) Form of Subscription Certificate incorporated by reference to Exhibit d.5 to Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-147185), filed March 31, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has caused this Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

GLADSTONE INVESTMENT CORPORATION

Date: March 31, 2008	By:	/s/ Mark Perrigo
Mark Perrigo
Chief Financial Officer